UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 21, 2014

First Midwest Bancorp, Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	0-10967 (Commission File Number)	36-3161078 (IRS Employer Identification No.)

One Pierce Place, Suite 1500, Itasca, Illinois (Address of principal executive offices)		60143 (Zip Code)

(630) 875-7450 (Registrant's telephone number, including area code) N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
        (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
        (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, to accomplish the balancing of the classes of the Board of Directors of First Midwest Bancorp, Inc. (the “Company”) to provide for equal apportionment among the three director classes so that each class is comprised of four directors, Mr. Patrick J. McDonnell, who was a member of the class whose term would have expired in 2016, resigned from the Board of Directors immediately following the Company’s annual meeting of stockholders held on May 21, 2014 (the “Annual Meeting”), and the Board immediately elected and appointed Mr. McDonnell to the class of directors whose term expires in 2015. In addition, the Board of Directors reappointed Mr. McDonnell as a member of the Advisory Committee, the Audit Committee and the Nominating and Corporate Governance Committee of the Board of Directors, including reappointing Mr. McDonnell as the Chair of the Audit Committee.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on May 21, 2014. A total of 68,386,250 shares of common stock of the Company were represented in person or by proxy at the Annual Meeting, which represented approximately 91% of the Company’s total outstanding shares of common stock entitled to vote at the Annual Meeting.

The vote results on the matters presented at the Annual Meeting are set forth below.

Item 1 - Election of Directors. All of the nominees for election to the Company’s Board of Directors were elected upon the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
John F. Chlebowski, Jr.	57,573,044	6,254,599	60,125	4,498,482
Phupinder S. Gill	62,113,291	1,532,670	241,807	4,498,482
Peter J. Henseler	62,294,189	1,533,697	59,882	4,498,482
Ellen A. Rudnick	62,272,592	1,556,903	58,273	4,498,482
Michael J. Small	62,264,883	1,564,645	58,240	4,498,482

Item 2 - Amendment to the Company’s Restated Certificate of Incorporation. The amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 150,000,000 was approved, upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
66,239,997	1,919,685	226,568	-0-

Item 3 - Advisory Vote on the Company’s Executive Compensation. The compensation paid by the Company to its named executive officers in 2013 was approved on an advisory basis, upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
59,517,560	4,073,754	296,454	4,498,482

Item 4 - Appointment of Independent Registered Public Accounting Firm. The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 was ratified (advisory vote), upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
67,169,979	1,120,474	95,797	-0-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Midwest Bancorp, Inc.
(Registrant)

Date: May 27, 2014	/s/ NICHOLAS J. CHULOS
Nicholas J. Chulos Executive Vice President, Corporate Secretary, and General Counsel

3